UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Feb 14, 2011

Date of report (Date of earliest event reported)

Innocent, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Nevada	333-150061	98-0585268
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2000 NE 22nd St.
Wilton Manors, FL 33305

(Address of principal executive offices)

 (828) 489-9409

(Registrant's telephone number, including area code)

None

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      .  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      .  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      .  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      .  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. Entry into a Material Definitive Agreement

Innocent Inc. Board of Directors approved a letter of intent ("LOI") which constitutes an expression of the intent of Steele Resources, Inc. ("SRI") to enter into a Joint Venture Agreement with Innocent Inc. ("INI") which will govern the exploration and operations of mineral rights within the A&P Patented Claims and the Pony exploration projects jointly referred to as the Mineral Hill Project ("Mineral Hill Project").

The agreement (non binding LOI) has been funded with the initial payment, completing  the initial obligation of Innocent, Inc. as provided in the LOI attached as an exhibit. Innocent, Inc. expects that the second deposit will be funded no later than the end of February 2011, in accordance with the Letter of Intent executed on January 27, 2011. The parties have verbally agreed to extend the funding dates from the original agreement to allow time for the Funder to forward the funds to Innocent, Inc. if necessary. Although the Funder of the initial payment has committed the balance of the funds and we expect that obligation to be met, no guarantee can be issued until such time as the funds are received by the funding source.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Innocent, Inc.
(Registrant)

/s/ Wayne Doss
Wayne Doss
President, Chief Executive Officer, and Director

Dated:	Feb 14. 2011